UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2017

NSAV Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53346	82-1742304
State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2374 Route 390 P.O. Box 609
Mountainhome, PA 18342

(570) 595-2432

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On August 3, 2017, the Board of Directors of NSAV Holding, Inc. declared a partial spin-off of its wholly owned subsidiary, Hemp Beer Inc., a Colorado corporation. Upon completion of the spin-off, Hemp Beer Inc. will file the appropriate documents to become a separate publicly traded company.

NSAV will spin-off 20%, which equates to 200 million shares of Hemp Beer Inc. common stock to its shareholders as a dividend, based upon their holdings of NSAV common stock on the record date. Shareholders will receive approximately one share of Hemp Beer Inc. common stock for every 17 shares of NSAV common stock that they hold on the record date, which is August 22, 2017. The dividend will be payable on or around September 5, 2017.

A copy of the press release announcing the stock dividend is filed as Exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1 Press Release dated August 3, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017

NSAV Holding, INC.

/s/ James Tilton
James Tilton, Chief Executive Officer

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